Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-179170

PROSPECTUS SUPPLEMENT

To Prospectus dated February 28, 2012

3,200,000 Shares

We are offering 3,200,000 shares of our common stock.

Our common stock is traded on The NASDAQ Capital Market under the symbol “OVRL”. On March 22, 2012, the last reported sale price for our common stock on The NASDAQ Capital Market was $2.30 per share. Any shares of our common stock sold pursuant to this prospectus supplement will be listed on The NASDAQ Capital Market.

As of March 22, 2012, there were 13,812,635 shares of our common stock held by non-affiliates. Based on the $2.30 per share closing price of our common stock on March 22, 2012, the aggregate market value of our outstanding common equity pursuant to General Instruction I.B.6 of Form S-3 was approximately $31,769,061. We have not offered any securities in the last 12 calendar months other than those included in this prospectus supplement.

Our business and an investment in shares of our common stock involve significant risks. You should read the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$2.00	$6,400,000
Underwriting discount and commissions	$0.13	$416,000
Proceeds, before expenses, to us	$1.87	$5,984,000

We have granted the underwriter an option to purchase up to 480,000 additional shares of common stock to cover over-allotments, if any, within 30 days of the date of this prospectus supplement. If the underwriter exercises the option in full, the total underwriting discount and commissions payable will be $478,400, and the total proceeds to us, before expenses, will be $6,881,600.

Delivery of the shares of our common stock is expected to be made on or about March 28, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our common stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Needham & Company, LLC

The date of this prospectus supplement is March 23, 2012.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. The accompanying prospectus provides you with a general description of shares of our common stock. This prospectus supplement describes the specific details regarding this offering, including the price, the number of shares of our common stock being offered and the risk of investing in our securities. This prospectus supplement may also add, update or change information contained in the accompanying prospectus.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and accompanying prospectus, when making your investment decision. You should not assume the information contained this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein is complete and accurate as of any date other than their respective dates.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding the shares of our common stock and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under

Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of this registration statement of which this prospectus supplement forms a part and prior to the time that we or the underwriter sell all of the shares of our common stock offered by this prospectus supplement or the earlier termination of the offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended July 3, 2011, filed with the SEC on September 14, 2011;

•	our quarterly reports on Form 10-Q for our fiscal quarters ended October 2, 2011 and January 1, 2012, filed with the SEC on November 16, 2011 and February 15, 2012, respectively;

•	our current reports on Form 8-K, filed with the SEC on August 4, 2011, August 15, 2011, October 11, 2011 and January 20, 2012;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including, without limitation, Amendment No. 1 to Form 8-A, filed with the SEC on March 22, 2011.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Investor Relations

(800) 729-8725

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we incorporate by reference in this prospectus supplement contain certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. In evaluating such statements we urge you to specifically consider various factors identified in this prospectus supplement, including the matters set forth under the heading “Risk Factors” on page S-6 and the risk factors incorporated by reference into this prospectus supplement as described in that section, and in the documents we may incorporate into this prospectus supplement by reference, any of which could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements speak only as of the date of this prospectus supplement and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of one or more major customers; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before making a future investment decision with respect to shares of our common stock. You should read both this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in shares of our common stock in this offering. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs, to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions consolidate and categorize data for easy and cost-effective management of different tiers of information over time. We enable companies to expend fewer resources on information technology, allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Our Snap Server® product is a complete line of network attached storage and storage area networks solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Our Snap Server® solutions are available with backup, replication and mirroring software in fixed capacity or highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® of virtual tape libraries, tape backup and archive systems are designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We generate the majority of our revenue from sales of our data protection products. The balance of our revenue is provided by selling maintenance contracts and rendering related services, selling spare parts, and earning royalties on our licensed technology. The majority of our sales are generated through our branded channel, which includes systems integrators and VARs.

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information,” which are specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

THE OFFERING

Issuer:	Overland Storage, Inc.

Common stock offered:	3,200,000 shares

Over-allotment option:	We have granted the underwriter an option to purchase up to 480,000 additional shares of our common stock to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering:	27,147,048 shares (27,627,048 shares if the underwriter exercises in full its option to purchase additional shares of our common stock).

Use of proceeds:	We estimate that the net proceeds from this offering after commissions and expenses to be approximately $5,784,000, or approximately $6,681,600 if the underwriter exercises its over-allotment option in full. We intend to use the net proceeds from the sale of our common stock offered by this prospectus supplement for general corporate purposes, including, among others, working capital.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market Symbol:	OVRL

The total number of shares of common stock outstanding after this offering is based on 23,947,048 shares outstanding as of March 21, 2012. Unless otherwise indicated, the number of shares of common stock outstanding presented in this prospectus supplement excludes 12,649,219 shares of common stock issuable upon exercises of outstanding warrants as of March 21, 2012, 1,608,270 shares of common stock issuable upon exercise of stock options outstanding as of March 21, 2012 at a weighted average exercise price of $2.67 per share, 3,361,335 shares of common stock issuable from time to time after this offering upon the vesting of restricted stock units outstanding as of March 21, 2012 and 480,000 shares of common stock that may be purchased by the underwriter to cover over-allotments, if any.

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. In addition to the other information included in this prospectus supplement, you should carefully consider each of the following risk factors, the risk factors contained in the accompanying prospectus and those set forth in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC, each of which is incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Our stock price has been volatile and your investment in our common stock could decrease in value.

There has been significant volatility in the market price and trading volume of equity securities, in many cases unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares of common stock at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	actual or anticipated fluctuations in our operating results or future prospects;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.

Future sales of our common stock could adversely affect the market price of our common stock and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of our common stock and our ability to raise capital. We may issue additional shares of our common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

We have never paid cash dividends on our common stock and do not expect to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on shares of our common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We have not determined a specific use of the net proceeds from this offering. Our management team will have broad discretion over the use of the net proceeds from this offering.

We have not determined a specific use of the net proceeds from this offering. Our management will use its discretion to direct the net proceeds from this offering. We intend to use the net proceeds from the sale of our common stock offered by this prospectus supplement for general corporate purposes, including, among others, working capital. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions. Our failure to apply these funds effectively could adversely affect our business, financial condition and results of operations.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering after commissions and expenses will be approximately $5,784,000, or approximately $6,681,600 if the underwriter’s over-allotment option is exercised in full. We intend to use the net proceeds from this offering primarily for our general corporate purposes, including, among others, working capital.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value per share immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by our total liabilities. Our net tangible book value as of December 31, 2011 was approximately $(1.87) million, or $(0.08) per share of common stock. After giving effect to the sale of shares of common stock by us (assuming no exercise by the underwriter of its over-allotment option), and after deducting the estimated underwriter’s commission and estimated offering expenses paid by us, our pro forma net tangible book value as of December 31, 2011, would have been approximately $3.92 million, or $0.15 per share of common stock. This represents an immediate increase in pro forma net tangible book value to existing shareholders of $0.23 per share and an immediate dilution to purchasers in this offering of $1.85 per share.

The following table illustrates the estimated per share dilution:

Public offering price per share of common stock	$2.00

Net tangible book value per share of common stock as of December 31, 2011	$(0.08)

Increase per share attributable to purchasers this offering	$0.23

Pro forma net tangible book value per share of common stock after this offering	$0.15

Dilution in net tangible book value per share to purchasers in this offering	$1.85

If the underwriter exercises its over-allotment option in full, the pro forma net tangible book value would increase to approximately $0.18 per share of common stock, representing an immediate increase in net tangible book value to our existing shareholders of $0.26 per share and an immediate dilution to purchasers in this offering of $1.82 per share.

The exercise of outstanding options having an exercise price less than the public offering price will increase dilution to new investors.

The above discussion is based on 23,405,671 shares of common stock outstanding as of December 31, 2011 and excludes up to 18,353,749 shares of common stock issuable upon the exercise of outstanding warrants and shares of common stock reserved for issuance upon the exercise of options granted or available under our equity compensation plans, in each case as of December 31, 2011.

UNDERWRITING

We have entered into an underwriting agreement with Needham & Company, LLC as underwriter for this offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to it, the number of shares of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriter	Number of Shares

Needham & Company, LLC	3,200,000

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken, other than those shares covered by the over-allotment option described below.

We have granted an option to the underwriter to purchase up to 480,000 additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriter may exercise this option only to cover over-allotments made in connection with this offering.

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer shares to securities dealers at that public offering price less a concession of up to $0.078 per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriter.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares:

		Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$2.00	$6,400,000	$7,360,000
Underwriting discounts and commissions	$0.13	$416,000	$478,400
Proceeds, before expenses, to us	$1.87	$5,984,000	$6,881,600

The expenses of the offering, not including the underwriting discounts and commissions, payable by us are estimated to be $200,000, which includes an estimated $96,000 in reimbursements to the underwriter for legal fees and other expenses incurred in connection with this offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OVRL.” Our registrar and transfer agent for all shares of common stock is Wells Fargo Bank, N.A.

We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of

90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing employee equity incentive plans. Our directors and executive officers have agreed, subject to certain exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (i) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.

The underwriting agreement provides that we will indemnify the underwriter against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriter may be required to make in respect thereof.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriter may bid for, and purchase, common stock in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriter repurchases that stock in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Capital Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•

net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

The underwriter has either provided, or may in the future provide, various investment banking and other financial services for us, for which it either has received, or may receive in the future, customary fees.

LEGAL MATTERS

O’Melveny & Myers LLP, Menlo Park, California, will pass upon certain legal matters in connection with the shares of our common stock for us. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended July 3, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 1 to the financial statements) of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5,000,000 Shares of Common Stock

We may offer and sell up to an aggregate of 5,000,000 shares of our common stock from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of the shares of our common stock, including their offering price and the methods by which we will sell the shares of our common stock, in supplements to this prospectus. We may offer and sell the shares of our common stock on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell any shares of our common stock, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common stock is traded on The NASDAQ Capital Market under the symbol “OVRL”. On February 16, 2012, the last reported sale price for our common stock on The NASDAQ Capital Market was $2.04 per share. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares of our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Our business and an investment in shares of our common stock involve significant risks. You should read the section entitled “Risk Factors” on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of our common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

The date of this prospectus is February 28, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may from time to time offer and sell up to an aggregate of 5,000,000 shares of our common stock (with accompanying rights to purchase shares of our common stock) in one or more offerings to the public. This prospectus provides you with a general description of shares of our common stock.

Each time we offer and sell shares of our common stock pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to shares of our common stock. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should read this prospectus and the accompanying prospectus supplement, including the documents incorporated by reference in this prospectus and accompanying prospectus supplement, when making your investment decision. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding the shares of our common stock and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of this registration statement that contains this prospectus and prior to the time that we or the underwriters sell all of the shares of our common stock offered by this prospectus or the earlier termination of the offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our annual report on Form 10-K for our fiscal year ended July 3, 2011, filed with the SEC on September 14, 2011;

•	our quarterly reports on Form 10-Q for our fiscal quarters ended October 2, 2011 and January 1, 2012, filed with the SEC on November 16, 2011 and February 15, 2012, respectively;

•	our current reports on Form 8-K, filed with the SEC on August 4, 2011, August 15, 2011, October 11, 2011 and January 20, 2012;

•

the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including, without limitation, Amendment No. 1 to Form 8-A, filed with the SEC on March 22, 2011.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing date of this registration statement and prior to the effectiveness of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Investor Relations

(800) 729-8725

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. In evaluating such statements we urge you to specifically consider various factors identified in this report, including the matters set forth under the heading “Risk Factors” on page 6 and the risk factors incorporated by reference into this prospectus as described in that section, and in the documents we may incorporate into this prospectus or any prospectus supplement by reference and which may be included in any accompanying prospectus supplement, any of which could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements speak only as of the date of this prospectus or any prospectus supplement and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or any prospectus supplement.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making a future investment decision with respect to shares of our common stock. You should read both this prospectus and the accompanying prospectus supplement carefully, including the “Risk Factors,” together with any documents incorporated by reference before investing in shares of our common stock in this offering. In this prospectus and any accompanying prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, corporate departments, and small and medium businesses, or SMBs, to anticipate and respond to change. Whether an organization’s data is distributed around the corner or across continents, our solutions consolidate and categorize data for easy and cost-effective management of different tiers of information over time. We enable companies to expend fewer resources on information technology, allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for moving and storing data throughout the organization and during the entire data lifecycle. Our Snap Server® product is a complete line of network attached storage and storage area networks solutions designed to ensure primary and secondary data is accessible and protected regardless of its location. Our Snap Server® solutions are available with backup, replication and mirroring software in fixed capacity or highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® of virtual tape libraries, tape backup and archive systems are designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development and many others.

We generate the majority of our revenue from sales of our data protection products. The balance of our revenue is provided by selling maintenance contracts and rendering related services, selling spare parts, and earning royalties on our licensed technology. The majority of our sales are generated through our branded channel, which includes systems integrators and VARs.

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional

Information,” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer up to an aggregate of 5,000,000 shares of our common stock (with accompanying rights) from time to time.

When we use the term shares of our common stock in this prospectus, we mean any of the shares of our common stock we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to the shares of our common stock; the specific terms of any particular shares of common stock that we offer will be described in a separate supplement to this prospectus.

When we issue new shares of our common stock, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Listing

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “OVRL”. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market.

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. You should carefully consider the risk factors contained in the accompanying prospectus supplement as well as those set forth in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC, each of which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the shares of our common stock for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the shares of common stock we offer under this prospectus in the prospectus supplement relating to the specific offering.

DESCRIPTION OF SECURITIES

The following description of shares of our common stock summarizes the material terms and provisions of the shares of our common stock. We will describe in the prospectus supplement relating to the offering of any shares of our common stock pursuant to this registration statement the particular terms of the shares of our common stock being offered by that prospectus supplement. If applicable, we will also include information in the prospectus supplement about material United States federal income tax considerations, if any, relating to the shares of our common stock, and the securities exchange, if any, on which the shares of our common stock are listed. The terms of the shares of our common stock may also be affected by California law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is qualified in its entirety by reference to the full text of our amended articles of incorporation and our amended bylaws. Shareholders are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find Additional Information” on page 1.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 90,200,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of February 15, 2012, 23,838,655 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution or winding-up of our company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on The NASDAQ Capital Market under the trading symbol “OVRL”.

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

Shares of our common stock do not have any preemptive rights.

Shares of our common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of our common stock. A right will be attached to each share of our common stock sold in this offering.

The shareholder rights agreement will take effect not earlier than the tenth day after the first to occur of:

•

the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition; or

•

the commencement of, or announcement of an intention to make, by any person other than an exempt person, a tender offer or exchange offer (other than a permitted offer) which upon consummation would result in a person or group beneficially owning 20% or more of the outstanding shares of our common stock.

At that time, the rights then attached to all outstanding shares of our common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of shares of our common stock having a value equal to the purchase price divided by one-half the current market price (as defined in the stockholder rights agreement) of a common share at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, other than any other person if all shareholders of the company are not treated alike, other than certain restructurings not resulting in any change of control of the company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of shares of our common stock which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the stockholder rights agreement) of such common stock at the date of the occurrence of the event.

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be void, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the stockholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in the best interests of the company and its shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of The NASDAQ Stock Market, LLC, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of the liquidation, dissolution or winding-up of our company, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California General Corporation Law, or the CGCL, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the shares of our common stock from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered shares of our common stock will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered shares of our common stock and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered shares of our common stock are listed.

We may grant underwriters who participate in the distribution of shares of our common stock an option to purchase additional shares of our common stock to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of shares of our common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any shares of our common stock registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered shares of our common stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares of our common stock may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of our common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use shares of our common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered shares of our common stock and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered shares of our common stock at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered shares of our common stock originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of our common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered shares of our common stock to the dealer, as principal. The dealer may then resell the offered shares of our common stock to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered shares of our common stock may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered shares of our common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell shares of our common stock for public offering and sale may make a market in the shares of our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any shares of our common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our shares of our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form  S-3 during the 12 calendar months prior to and including the date of this prospectus.

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, O’Melveny & Myers LLP, Menlo Park, California, will pass upon certain legal matters in connection with the shares of our common stock for us. Underwriters, dealers or agents, whom we will identify in a prospectus supplement, may have their counsel opine about certain legal matters relating to the shares of our common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 3, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3,200,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Needham & Company, LLC

March 23, 2012